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                                                                       EXHIBIT 5

                    VARNUM RIDDERING, SCHMIDT & HOWLETT LLP
                      -------------------------------
                               ATTORNEYS AT LAW


                               BRIDGEWATER PLACE
          POST OFFICE BOX 352  .  GRAND RAPIDS, MICHIGAN  49501-0352
                  TELEPHONE 616/336-6000  .  FAX 616/336-7000



WILLIAM J. LAWRENCE III                                 DIRECT DIAL 616/336-6909

                                 MAY 22, 1997




Board of Directors
Donnelly Corporation
414 East Fortieth Street
Holland, Michigan  49423

Dear Directors:


        We have acted as counsel to Donnelly Corporation, a Michigan corporation (the "Company"), in connection with the Registration Statement, as amended, under the Securities Act of 1933, on Form S-2 ("Registration Statement") filed with the Securities and Exchange Commission under Registration No. 333-26465 for the purpose of registering 1,725,000 shares of the Company's Class A Common Stock, par value $.10 per share, for sale to the public. We are familiar with the corporate action taken by the Board of Directors of the Company authorizing the registration and offering of such shares, and we have examined such documents and questions of law as we consider necessary or appropriate for the purpose of furnishing this opinion.

        It is our opinion that the 1,725,000 shares of Class A Common Stock being sold by the Company, as described in the Registration Statement, upon delivery thereof and payment therefor in accordance with the terms stated in the Registration Statement, at the time it becomes effective, will be legally and validly authorized, issued and outstanding and will be fully paid and nonassesable.

        We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion and consent as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.


                               Very truly yours,


                   VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                          /s/William J. Lawrence III

                           William J. Lawrence III


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